EXHIBIT 2.3
--------------------------------------------------------------------------------
                           STOCK ACQUISITION AGREEMENT

         This Stock Acquisition Agreement ("Agreement") dated as of the 4th day of September, 2003, by and between Jim Evans ("Purchaser"), R. Wireless, Inc., a Georgia corporation ("Wireless"), and Homes By Owners, Inc., a Georgia corporation ("Issuer").

                                   WITNESSETH
                                   ----------

         WHEREAS, Evans owns 100% ("Freedom Outstanding Shares") of the issued and outstanding shares of common stock ("Freedom Common") of Freedom Homes, Inc., a Georgia Corporation ("Freedom"); and

         WHEREAS, Wireless owns 100% ("Wireless Shares") of the issued and outstanding shares of Issuer common stock ("Common"); and

         WHEREAS, Purchaser desires to acquire from Issuer, and Issuer desires to issue to Purchaser, sufficient original issue shares of Common ("70% Shares") in exchange for the Freedom Outstanding Shares, upon the terms and conditions set forth in this Agreement, in order that the Purchaser may become the owner of 70% of the issued and outstanding shares of Common following the transactions set forth in Subparagraphs 1(a) and 1(d);

         NOW, THEREFORE, for and in consideration of the premises and the mutual promises and covenants hereinafter set forth, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, do hereby agree as follows:

         1. ISSUER COMMON ISSUANCE, EXCHANGE, ESCROW AND CONDITION SUBSEQUENT.

         (a) ISSUANCE AND EXCHANGE BY ISSUER AND PURCHASER. Subject to the terms and conditions of this Agreement, Issuer will issue the 70% Shares to Purchaser, and Purchaser will acquire the 70% Shares from Issuer, in exchange for the transfer by Purchaser to Issuer of all right, title and interest in the Freedom Outstanding Shares.

         (b) DELIVERY. The certificates for the 70% Shares and the Freedom Outstanding Shares will forthwith be delivered by their respective recipients in escrow to David R. Baker as escrow agent ("Escrow Agent") to be held by the Escrow Agent pursuant to a duly executed escrow agreement ("Escrow Agreement") between the Escrow Agent and each of the parties hereto in the form of Exhibit A hereto, and the provisions thereof are incorporated herein and made a part hereof as if fully set forth in this place.

         (c) CONDITION SUBSEQUENT. The Transaction set forth in Subparagraph 1(a) will become null and void, and the Freedom Outstanding Shares will be returned to Purchaser and the 70% Shares will be returned to Issuer if Issuer does not receive gross proceeds of at least $500,000 from the sale of Issuer Common by the close of business of the 183rd day following the date of this Agreement, all as implemented in accordance with the Escrow Agreement.

         (d) ISSUANCE OF COMMON TO WILSON. Concurrently with the transaction set forth in Subparagraph 1(a), Issuer will issue to Robert S. Wilson ("Wilson") sufficient Common so that he will become the holder of 5% of the issued and outstanding shares of Common, which will be in partial consideration of services Wilson has heretofore performed for Issuer and for his future services as Chairman of Issuer, including supervising the initial fund raising efforts of Issuer.

         2. CORPORATE ACTION. Immediately prior to the transaction set forth in Subparagraph 1(a), (a) Issuer and Wireless will cause a unanimous consent to be executed by the sole director of Issuer (i) approving this Agreement, including the issuance of Common provided herein; (ii) authorizing an immediately effective 15,000 for 1 stock split so that at the time of the transaction set forth in Subparagraph 1(a), Issuer will have 1,500,000 shares of Common issued and outstanding, all of which will be held and beneficially owned by Wireless, with the result that Purchaser will acquire 4,200,000 shares of Common pursuant to the transaction set forth in Subparagraph 1(a) and Wilson will acquire 300,000 shares of Common pursuant to the transaction set forth in Subparagraph 1(d); and (iii) effective immediately following the transaction set forth in Subparagraph 1(a), terminate all current officers of Issuer and appoint Wilson as Chairman of Issuer, Purchaser as President and Chief Executive Officer of Issuer and such other officer positions as Purchaser may designate; and (b) Wireless, as sole stockholder of Issuer, will execute a consent (i) approving this Agreement, including the issuance of Common provided herein; and (ii) terminate all current directors of Issuer and appoint Wilson, Purchaser and such other persons as Purchaser may designate as directors of Issuer.

         3. REPRESENTATIONS AND WARRANTIES OF ISSUER AND WIRELESS. As material inducements to the execution, delivery and performance of this Agreement by Purchaser, Issuer and Wireless each, jointly and severally, hereby represent, warrant and covenant to Purchaser as follows:

         (a) AUTHORITY. Issuer and Wireless each has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement and to perform its obligations under this Agreement. This Agreement constitutes the legal, valid and binding obligation of each of Issuer and Wireless.

         (b) CORPORATE EXISTENCE; GOOD STANDING OF ISSUER. Issuer is a corporation duly organized, validly existing and in good standing under the laws of the state of Georgia. Wireless has all necessary corporate power to own all of its assets and to carry on its business as such business is now being conducted. Issuer has furnished to Purchaser a complete and correct copy of its Articles of Incorporation, Certificate of Incorporation and Bylaws, each as amended or restated, as currently in effect and as in effect as of the transaction set forth in Subparagraph 1(a). Issuer is not in violation of any of the provisions of its Articles of Incorporation, Certificate of Incorporation or Bylaws. Issuer has provided Purchaser with complete and accurate copies of all the minute books of Issuer and such minute books contain in all material respects complete and accurate records of all actions taken and resolutions adopted by the Boards of Directors (and any committees thereof) and shareholders of Issuer since its organization.

         (c) CAPITALIZATION OF ISSUER. The authorized equity securities of Issuer consist of 50,000,000 shares of Common and 1,000,000 shares of preferred stock, of which 100 shares are issued and outstanding and constitute the Wireless Shares, making Wireless the owner of 100% of the outstanding equity of Issuer. There are no options, commitments, rights, warrants or other contracts relating to the issuance, sale, or transfer of any equity securities or other securities of Issuer, except as provided in this Agreement. None of the outstanding equity securities or other securities of Issuer was issued in violation of any federal or state securities laws. Issuer does not own or have any contract to acquire any equity securities or other securities of any person or any direct or indirect equity or ownership interest in any other business except as provided in this Agreement.

         (d) NO CONFLICTS. The execution and delivery of this Agreement by Issuer and Wireless do not, and the performance by Issuer or Wireless of their respective obligations hereunder shall not, with or without the giving of notice or the passage of time or both, (i) violate any judgment, writ, injunction or order of any court, arbitrator or governmental agency applicable to it, or (ii) conflict with, result in the breach of any provision of or the termination of, or constitute a default under, any agreement to which it is a party or by which it is or may be bound.

         (e) TITLE TO THE SHARES. Upon issuance of the 70% Shares to Purchaser by Issuer, Purchaser will own the entire legal and beneficial interest in the 70% Shares free and clear of all liens, pledges, security interests and encumbrances, and subject to no legal, equitable, transfer or other restrictions of any kind, except transfer restrictions imposed by operation of applicable federal and state securities laws. There are no claims, demands, suits, proceedings or causes of action pending or, to the best knowledge, information and belief of Wireless or Issuer, threatened against Issuer or Wireless that would concern or affect title to any of the 70% Shares or that seeks to compel the issuance of shares or other securities of Issuer.

         (f) CONTRACTS. Issuer has delivered to Evans true copies of all written, and disclosed to Purchaser all oral, material outstanding contracts, obligations and commitments of Issuer entered into in connection with and related to the operations thereof, the individual contracts for inclusion in FOR SALE BY OWNER magazine not being deemed material. All of such contracts, obligations and commitments are valid, binding and in full force and effect and are cancelable within 30 days or less.

         (g) FINANCIAL STATEMENTS. The Seller has heretofore provided the Purchaser with financial information about the Seller, including, but not limited to, (i) balance sheets dated June 30, 2003 and September 30, 2002 and results of operations and cash flows for the nine month period ended June 30, 2003 and for the year ended September 30, 2002 (collectively, the "Issuer Financial Statements"). All of the Issuer Financial Statements are true, correct and complete and have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods indicated, reflect all material liabilities of Issuer, including all material contingent liabilities of Issuer, as of their respective dates, and present fairly the financial position of Issuer as of such dates and the results of operations and cash flows for the period or periods reflected therein. Issuer has not received any advice or notification from its independent certified public accountants that Issuer has used any improper accounting practice that would have the effect of not reflecting or incorrectly reflecting in the Issuer Financial Statements or the books and records of Issuer any properties, assets, liabilities, revenues or expenses.

         (h) NO UNDISCLOSED LIABILITIES. Issuer has no material liabilities or obligations (absolute, accrued, contingent or otherwise) which are not reflected in the Financial Statements or notes thereto, except for (i) liabilities and obligations incurred in the ordinary course of business since June 30, 2003,
(ii) liabilities or obligations arising as a result of the transactions contemplated hereby, or (iii) liabilities or obligations disclosed in SCHEDULE 2(H); including without limitation any liability for any discontinued operations (as such term is used in accordance with GAAP) or with respect to any business or assets formerly owned or operated by Issuer or with respect to any predecessor of Issuer.

         (i) PERMITS, LICENSES, AND COMPLIANCE WITH LAWS IN GENERAL. Issuer has obtained all necessary permits and licenses and other governmental authorizations and approvals necessary for the conduct of its operations. Issuer is not engaging in any activity or omitting to take any action that is or creates a violation of any federal or state law, statute, ordinance, or regulation and has not so engaged or omitted since its incorporation. Neither Issuer nor Wireless has received any notices of material violations of any federal, state or local laws, regulations and ordinances relating to Issuer's operations, and no notice of any pending inspection or violation of any such law, regulation or ordinance has been received by either Issuer or Wireless.

         (j) NO UNTRUE REPRESENTATIONS. No representation or warranty by Issuer or Wireless in this Agreement and no Schedule issued by the Issuer or Wireless and furnished or to be furnished to Purchaser pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements or facts contained therein not misleading.

         3. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. As material inducements to the execution, delivery and performance of this Agreement by Issuer and Wireless, Purchaser does hereby represent and warrant to Issuer and Wireless as follows:

         (a) AUTHORITY. Purchaser has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement and to perform his obligations under this Agreement. This Agreement constitutes the legal valid and binding obligation of Seller.

         (b) CORPORATE EXISTENCE; GOOD STANDING OF FREEDOM. Freedom is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia. Freedom has all necessary corporate power to own all of its assets and to carry on its business as such business is now being conducted. Purchaser has furnished to Issuer a complete and correct copy of Freedom's Articles of Incorporation, Certificate of Incorporation and Bylaws, each as amended or restated, as currently in effect and as in effect as of the transaction set forth in Subparagraph 1(a). Freedom is not in violation of any of the provisions of its Articles of Incorporation, Certificate of Incorporation or Bylaws. Freedom has provided to Issuer complete and accurate copies of all the minute books of Freedom and such minute books contain in all material respects complete and accurate records of all actions taken and resolutions adopted by the Boards of Directors (and any committees thereof) and shareholders of Freedom since its organization.

         (c) CAPITALIZATION OF FREEDOM. The authorized equity securities of Freedom consist of 10,000 shares of common stock, of which 1,000 shares are issued and outstanding and constitute the Freedom Outstanding Shares, making Purchaser the owner of 100% of the outstanding equity of Freedom. Purchaser is, and will be as of the transactions set forth in Subparagraph 1(a), the record and beneficial owner and holder of the Freedom Outstanding Shares, free and clear of all encumbrances. Except for any legend required by the Securities Act of 1933, as amended, and any applicable regulation promulgated thereunder, no legend or other reference to any purported encumbrance appears upon any certificate representing the Freedom Outstanding Shares. There are no options, commitments, rights, warrants or other contracts relating to the issuance, sale, or transfer of any equity securities or other securities of Freedom, except as provided in this Agreement. None of the outstanding equity securities or other securities of Freedom was issued in violation of any federal or state securities laws. Freedom does not own or have any contract to acquire any equity securities or other securities of any person or any direct or indirect equity or ownership interest in any other business.

         (d) NO CONFLICTS. The execution and delivery of this Agreement by Purchaser does not, and the performance by Purchaser of his obligations hereunder shall not, with or without the giving of notice or the passage of time or both, (i) violate any judgment, writ, injunction or order of any court, arbitrator or governmental agency applicable to him or Freedom or (ii) conflict with, result in the breach of any provision of or the termination of, or constitute a default under, any agreement to which he or Freedom is a party or by which he or Freedom is or may be bound.

         (e) TITLE TO THE SHARES. Purchaser is the legal and beneficial owner of the Freedom Outstanding Shares. The Freedom Outstanding Shares are free and clear of all liens, pledges, security interests and encumbrances whatsoever. Upon transfer of the Freedom Outstanding Shares to Purchaser, Issuer will own the entire legal and beneficial interest in all of the issued and outstanding shares of Freedom, free and clear of all liens, pledges, security interests and encumbrances, and subject to no legal, equitable, transfer, or other restrictions of any kind, except transfer restrictions imposed by operation of applicable federal and state securities laws. There are no claims, demands, suits, proceedings or causes of action pending or, to the best knowledge, information and belief of Purchaser, threatened against Purchaser or Freedom that concern or affect title to any of the Freedom Outstanding Shares or that seek to compel the issuance of shares or other securities of Freedom. Purchaser acquired the Freedom Outstanding Shares in transactions that fully complied with the provisions of all applicable federal and state securities laws.

         (f) CONTRACTS. Purchaser has delivered to Issuer true copies of all written, and disclosed to Issuer all oral, material outstanding contracts, obligations and commitments of Purchaser or Freedom entered into in connection with and related to the operations of Freedom. All of such contracts, obligations and commitments are valid, binding and in full force and effect and cancelable within 30 days or less.

         (g) FINANCIAL STATEMENTS. Seller has heretofore provided Purchaser with financial information about Seller, including, but not limited to, (i) balance sheets dated July 30, 2003 and December 31, 2002 results of operations and cash flows for the seven month period ended July 31, 2003 and for the year ended December 31, 2002 (collectively, the "Freedom Financial Statements"). All of the Freedom Financial Statements are true, correct and complete and have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods indicated, reflect all material liabilities of Freedom, including all material contingent liabilities of Freedom, as of their respective dates, and present fairly the financial position of Freedom as of such dates and the results of operations and cash flows for the period or periods reflected therein. Freedom has not received any advice or notification from its outside accountants or bookkeepers that Freedom has used any improper accounting practice that would have the effect of not reflecting or incorrectly reflecting in the Freedom Financial Statements or the books and records of any of Freedom properties, assets, liabilities, revenues or expenses.

         (h) NO UNDISCLOSED LIABILITIES. Freedom has no liabilities or obligations (absolute, accrued, contingent or otherwise) which are not reflected in the Financial Statements or notes thereto, except for (i) liabilities and obligations incurred in the ordinary course of business since July 31, 2003,
(ii) liabilities or obligations arising as a result of the transactions contemplated hereby, or (iii) liabilities or obligations disclosed in SCHEDULE 3(H); including without limitation any liability for any discontinued operations (as such term is used in accordance with GAAP) or with respect to any business or assets formerly owned or operated by Freedom or with respect to any predecessor of Freedom.

         (i) PERMITS, LICENSES, AND COMPLIANCE WITH LAWS IN GENERAL. Freedom has obtained all necessary permits and licenses and other governmental authorizations and approvals necessary for the conduct of its operations. Freedom is not engaging in any activity or omitting to take any action that is or creates a violation of any federal or state law, statute, ordinance, or regulation and has not so engaged or omitted since its incorporation. Neither Purchaser nor Freedom has received any notices of material violations of any federal, state or local laws, regulations and ordinances relating to Freedom's operations, and no notice of any pending inspection or violation of any such law, regulation or ordinance has been received by either Purchaser or Freedom.

         (j) NO UNTRUE REPRESENTATIONS. No representation or warranty by Purchaser in this Agreement and no Schedule issued by Purchaser or Freedom and furnished or to be furnished to Issuer or Wireless pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements or facts contained therein not misleading.

         4. RESIGNATIONS. Concurrently with the transactions set forth in Subparagraph 1(a) above, Wireless and Issuer will cause all directors and officers of Issuer to submit their resignations from such positions to Issuer.

         7. INDEMNIFICATION.

         (a) INDEMNIFICATION BY WIRELESS AND ISSUER. Wireless and Issuer (for purposes of this Subsection 7(a) and, to the extent applicable, Subsection 7(c), each the "Indemnitor"), shall each, jointly and severally, indemnify and hold Purchaser and his respective agents (to the extent applicable, each of the foregoing, including Purchaser, being herein referred to for purposes of Subsection 7(c) as an "Indemnified Person"), harmless from against any and all liabilities, losses, claims, damages, actions, suits, costs, deficiencies and expenses (including reasonable attorneys' fees and disbursements through appeal) arising from or by reason of or resulting from any breach by the Indemnitor of any representation, warranty, agreement or covenant contained in this Agreement and each document or other instrument furnished or to be furnished by the Indemnitor hereunder.

         (b) INDEMNIFICATION BY PURCHASER. Purchaser (for purposes of this Subsection 7(b) and, to the extent applicable, Subsection 7(c), the "Indemnitor"), shall, jointly and severally, indemnify and hold Wireless and Issuer and their respective officers, directors, shareholders, agents and employees (to the extent applicable each of the foregoing, including Wireless and Issuer, being herein referred to for purposes of Subsection 7(c) as an "Indemnified Person"), harmless from and against any and all liabilities, losses, claims, damages, suits, costs, deficiencies and expenses (including reasonable attorneys' fees and disbursements through appeal) arising from or by reason of or resulting from any breach by the Indemnitor of any representation, warranty, agreement or covenant contained in this Agreement and each document or other instrument furnished or to be furnished by the Indemnitor hereunder.

         (c) INDEMNIFICATION PROCEDURE. Within 60 days after an Indemnified Person receives written notice of the commencement of any action or other proceeding in respect of which indemnification or reimbursement may be sought hereunder, or within such lesser time as may be provided by law for the defense of such action or proceedings, such Indemnified Person shall notify the Indemnitor(s) thereof. If any such action or other proceeding shall be brought against any Indemnified Person, the Indemnitor(s) shall, upon written notice, given within a reasonable time following receipt by the Indemnitor(s) of such notice from the Indemnified Person, be entitled to assume the defense of such action or proceeding with counsel chosen by the Indemnitor(s) and reasonably satisfactory to the Indemnified Person; provided, however, that any Indemnified Person may at its own expense retain separate counsel to participate in such defense. Notwithstanding the foregoing, an Indemnified Person shall have the right to employ separate counsel at the Indemnitor's expense and to control its own defense of such action or proceeding, if, in the reasonable opinion of counsel to such Indemnified Person, (i) there are or may be legal defenses available to such Indemnified Person or to other Indemnified Persons that are different from or additional to those available to the Indemnitor(s) and which could not be adequately advanced by counsel chosen by the Indemnitor(s), or (ii) a conflict or potential conflict exists between the Indemnitor(s) and such Indemnified Person that would make such separate representation advisable; provided, however, that in no event shall the Indemnitor(s) be required to pay fees and expenses hereunder for more than one firm of attorneys in a jurisdiction in any one action or proceeding or group of related actions or proceedings. The Indemnitor(s) shall not, without the prior written consent of any Indemnified Person, settle or compromise or consent to the entry of any judgment and any pending or threatened claim, action or proceeding to which such Indemnified Person is a party unless such settlement, compromise or consent includes an unconditional release of such Indemnified Person from all liability arising or potentially arising or by reason of such claim, action or proceeding.

         (d) Other than with respect to the representations and warranties set forth in Subsections 2(a), (b), (c) or (e) and Subsections 3(a), (b), (c) or
(e), which shall continue indefinitely, the indemnification obligations set forth herein shall be limited in time to 12 months from the date of this Agreement.

         (e) All remedies for damages relating to this Agreement will be governed by the terms and conditions of this Section 7, and the parties hereto waive any other or different remedies.

         8. MISCELLANEOUS PROVISIONS.

         (a) SURVIVAL. All representations, warranties, covenants and agreements made by the parties to this Agreement shall not be discharged or dissolved upon, but shall survive the transactions set forth herein.

         (b) FURTHER ASSURANCES. Each of the parties hereto will (i) furnish upon request to each other such further information, (ii) execute and deliver to each other such other documents and (iii) do such other acts and things, all as any other party may reasonably request for the purpose of carrying out the intent of this Agreement.

         (c) WAIVER. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege shall preclude any other or further exercise of such right, power or privilege, or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law,
(i) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or a renunciation of the claim or right unless in writing, signed by the other party; (ii) no waiver that may be given by a party shall be applicable except in the specific instance for which it is given; and (iii) no notice to or demand on one party shall be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

         (d) NOTICES. All notices, consents, waivers and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been given (i) if personally delivered, upon delivery or refusal of delivery; (ii) if mailed by registered or certified United States mail, return receipt requested, postage prepaid, upon delivery or refusal of delivery;
(iii) if sent by a nationally recognized overnight delivery service, upon delivery or refusal of delivery or (iv) if sent by Telecopier or other electronic means, upon confirmation of completion of the transmission. All notices, consents, waivers or other communications required or permitted to be given hereunder shall be addressed to the respective party to whom such notice, consent, waiver or other communication relates at the following addresses:

         If to Purchaser:                   Mr. Jim Evans
                                            Freedom Homes, Inc.
                                            1919 Gordon Highway
                                            Augusta, Georgia  30909
                                            (Tel)    706-739-0200
                                            (Fax)    706-739-0042

         If to Issuer:                      Homes By Owners, Inc.
                                            c/o Freedom Homes, Inc.
                                            1919 Gordon Highway
                                            Augusta, Georgia  30909
                                            (Tel)    706-739-0200
                                            (Fax)    706-739-0042

         With copy to Wireless, as set forth below:

         If to Wireless:                    R Wireless, Inc.
                                            c/o MA&N LLC
                                            120 East 87th Street, PPHIA
                                            New York, New York  10128
                                            (Tel)    212-534-3064
                                            (Fax)    212-534-3904
                                            (e-mail) coldwater_capital@yahoo.com

         With, in the cases of notices to Issuer or Wireless, a copy to:

                                          David R. Baker, Esq.
                                          Haskell Slaughter Young & Rediker, LLC
                                          1400 Park Place Tower
                                          2001 Park Place North
                                          Birmingham, Alabama 35203-2700
                                          (Tel)  (205) 251-1000
                                          (Fax)  (205) 324-1133
                                          (e-mail) drb@hsy.com

or such other address as any party or the designated recipients of copies shall have previously specified by notice in writing to the other parties or the designated recipients of copies may have specified to the parties. The parties may specify new persons to receive copies of notices or may terminate persons to receive copies of notices, provided, however, that no changes may be made in the persons entitled to receive copies of notices to Issuer without the consent of Wireless.

         (e) ENTIRE AGREEMENT, AMENDMENT. This Agreement supersedes all prior agreements or understandings between the parties with respect to its subject matter and constitutes a complete and exclusive statement of the terms of this Agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

         (f) BINDING EFFECT, THIRD-PARTY RIGHTS. This Agreement shall inure to the sole benefit of, and shall be binding upon, the parties hereto and their respective successors, assigns, heirs and legal representatives. Delegation of any covenants hereunder shall not relieve the party so delegating of any liability or obligation hereunder. Nothing expressed or referred to in this Agreement shall be construed to give any person or entity other than the parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement.

         (h) CONSTRUCTION. The headings of sections and subsections in this Agreement are provided for convenience only and shall not affect its construction or interpretation. All references to "Section" or "Sections" or "Subsection" or "Subsections" refer to those of this Agreement. All words used in this Agreement shall be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms. The terms "herein", "hereof", "hereto" or "hereunder" or similar terms shall be deemed to refer to this Agreement as a whole and not to a particular Section.

         (i) GOVERNING LAW. This Agreement shall be construed, interpreted and governed in accordance with the law of the State of Georgia applicable to contracts entered into by residents of Georgia, and fully to be performed, in Georgia.

         (j) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original copy of this Agreement and all of which, when taken together, shall be deemed to constitute one and the same Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.


                                                         /s/ Jim Evans
                                               ---------------------------------
                                                           Jim Evans


                                           R WIRELESS, INC.


                                           By:           /s/ Mark S. Neuhaus
                                               ---------------------------------
                                                           Mark S. Neuhaus
                                                              Chairman




                                            HOMES BY OWNERS, INC.


                                            By:          /s/ Mark S. Neuhaus
                                               ---------------------------------
                                                           Mark S. Neuhaus
                                                              Chairman

                                    EXHIBIT A
                                    ---------

                           [Form of Escrow Agreement]

         See Exhibit 2.4 to Form 10-KSB/A of R Wireless, Inc. for the year ended September 30, 2003.

                                  SCHEDULE 2(h)
                                  -------------

                                   LIABILITIES
                                   -----------

                                     [none]















                                  SCHEDULE 3(h)
                                  -------------

                                   LIABILITIES
                                   -----------

                                     [none]